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                                                                     EXHIBIT 1.1

                                  $300,000,000
                                    CNF INC.

                        6.70% SENIOR DEBENTURES DUE 2034

                               PURCHASE AGREEMENT

                                                                  April 27, 2004

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated,
  As representatives of the Initial Purchasers
  named in Schedule I hereto,
c/o      Citigroup Global Markets Inc.
         388 Greenwich Street
         New York, New York  10013

Ladies and Gentlemen:

         CNF Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, an aggregate of $300,000,000 principal amount of the Senior Debentures specified above (the "Securities").

1. The Company represents and warrants to, and agrees with, each of the Initial Purchasers that:

                  (a) A preliminary offering memorandum, dated April 26, 2004 (the "Preliminary Offering Memorandum") and an offering memorandum, dated April 27, 2004 (the "Offering Memorandum"), have been prepared in connection with the offering of the Securities. Any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall also be deemed to refer to, and include, all documents filed with the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or prior to the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, that are incorporated by reference therein; and any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and prior to such specified date that are incorporated by reference therein, provided that in any such case is prior to the completion of the distribution of the Securities. All documents filed under the Exchange Act and incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may

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         be, or any amendment or supplement thereto are hereinafter called the
         "Exchange Act Reports." The Preliminary Offering Memorandum, on the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the date hereof and at the Time of Delivery (as defined in Section 4(a) hereof), the Offering Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof and at the Time of Delivery, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to statements or omissions in the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through either of the Representatives expressly for use therein.

                  (b) The Exchange Act Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further Exchange Act Reports incorporated by reference in the Offering Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  (d) Each of Con-Way Transportation Services, Inc., Menlo Worldwide, LLC, Menlo Logistics, Inc., and Menlo Worldwide Forwarding, Inc. and (each individually, a "Significant Subsidiary" and collectively, the "Significant Subsidiaries") is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum; and each Significant Subsidiary is duly qualified to transact business as a foreign corporation or limited liability company, as the case may be, and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such

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         qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock or other equity interests, as the case may be, of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and, with respect to each Significant Subsidiary that is a corporation, non-assessable and are owned by the Company (except for directors' qualifying shares) or, in the case of Menlo Logistics, Inc. and Menlo Worldwide Forwarding, Inc., by Menlo Worldwide, LLC, free and clear of any pledge, lien, security interest, charge, claim, equity, encumbrance or adverse interest of any kind (except for restrictions on transfer arising under federal or state securities or blue sky laws).

                  (e) None of the subsidiaries of the Company, other than Con-Way Transportation Services, Inc. and Menlo Worldwide, LLC, is a "significant subsidiary," as such term is defined in Rule 1-02(w) of Regulation S-X of the Securities Act.

                  (f) The Securities have been duly authorized and, when issued and delivered pursuant to this Purchase Agreement and authenticated in the manner provided in the Indenture dated as of March 8, 2000 (the "Base Indenture") between the Company and The Bank of New York, as successor in interest to Bank One Trust Company, National Association, as trustee (the "Trustee"), as supplemented by Supplemental Indenture No. 1 to be dated as of the Time of Delivery (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, under which they are to be issued, enforeceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating or affecting creditors' rights generally or by general equitable principals. The Exchange Securities (as defined in paragraph (j) of this Section 1) have been duly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture and the Exchange Offer (defined below) will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating or affecting creditors' rights generally or by general equitable principals.

                  (g) The Base Indenture has been duly authorized, executed and delivered and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating or affecting creditors' rights generally or by general equitable principals and except as rights to indemnification and contribution may be limited by applicable law or public policy.

                  (h) The Supplemental Indenture has been duly authorized and, when executed and delivered by the Company at the Time of Delivery (assuming the due authorization,

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         execution and delivery thereof by the Trustee), the Supplemental
         Indenture will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating or affecting creditors' rights generally or by general equitable principals and except as rights to indemnification and contribution may be limited by applicable law or public policy.

                  (i) This Agreement has been duly authorized, executed and delivered by the Company.

                  (j) The exchange and registration rights agreement, to be dated as of April 30, 2004 (the "Registration Rights Agreement"), between the Company and the Initial Purchasers, has been duly authorized and, when executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), the Registration Rights Agreement will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws relating or affecting creditors' rights generally or by general equitable principals and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited by applicable law or public policy. The Registration Rights Agreement will conform in all material respects to the description thereof contained in the Offering Memorandum and will be in substantially the form previously delivered to you. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to another series of debt securities of the Company with terms substantially identical to the Securities (the "Exchange Securities") to be offered in exchange for the Securities (the "Exchange Offer") and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective.

                  (k) The Securities and the Indenture conform, and the Exchange Securities will conform, as to legal matters in all material respects to the descriptions thereof contained in the Offering Memorandum.

                  (l) The Company had at the date indicated in the Offering Memorandum a duly authorized, issued and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization." All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

                  (m) The Company is not in violation of its charter or by-laws, and none of the Significant Subsidiaries is in violation of its charter (or, in the case of Menlo Worldwide LLC, limited liability company agreement) or by-laws, except, in each case, for any such violations which, individually and in the aggregate, would not have a material adverse

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         effect on the Company and its subsidiaries, considered as one enterprise, and except as otherwise set forth in the Offering Memorandum, none of the Company or any of the Significant Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for such defaults that would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. The issue and sale of the Securities and the Exchange Securities, the execution, delivery and performance by the Company of this Purchase Agreement, the Securities, the Exchange Securities, the Indenture and the Registration Rights Agreement and the compliance by the Company with all of its obligations under this Purchase Agreement, the Securities, the Exchange Securities, the Indenture and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Significant Subsidiary, and do not and will not violate or conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which it is bound or to which any of their respective properties are subject or any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Significant Subsidiaries or any of their respective properties (except for such violations, conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise).

                  (n) No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the securities or blue sky laws of the various states and of foreign jurisdictions) is required for the valid authorization, issuance, sale and delivery of the Securities and the Exchange Securities, for the execution, delivery or performance by the Company of this Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities and the Exchange Securities or for the consummation by the Company of the transactions contemplated hereby or thereby, except such of the foregoing as will be obtained prior to the Time of Delivery.

                  (o) Except as disclosed in the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting, the Company or any of the Significant Subsidiaries or any of their respective officers, as applicable, in their capacity as such, in which there is a reasonable possibility of an adverse decision that would (i) result in any material adverse change in

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         the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (ii) materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or (iii) materially and adversely affect the consummation of the transactions contemplated in this Purchase Agreement or the Registration Rights Agreement; the aggregate of all pending legal or governmental proceedings that are not described in the Offering Memorandum to which the Company or any of the Significant Subsidiaries is a party or which affect any of their respective properties and in which there is a reasonable possibility of an adverse decision, including ordinary routine litigation incidental to the business of, the Company or any of its subsidiaries, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; and there are no contracts or other documents that would be required to be described in a prospectus to a registration statement under the Securities Act that are not described in the Offering Memorandum.

                  (p)      Each employee benefit plan, within the meaning of
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") that is maintained, administered or contributed to by the Company or any of its subsidiaries for employees or former employees of the Company or its subsidiaries has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended, ("Code"), except where the failure to comply would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, except where such prohibited transaction would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, except where the "accumulated funding deficiency" has been waived by the Internal Revenue Service, and the deficiency would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. There is no reasonable likelihood that the Company or any of its subsidiaries could incur liability under Title IV of ERISA or suffer the imposition of one or more liens under ERISA or the Code with respect to any such plan or other employee benefit plan, except as otherwise disclosed in or contemplated by the Offering Memorandum or except for such liability or lien which would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. With respect to any employee benefit plan that is a multiemployer plan as defined in
         Section 3(37) of ERISA, or another plan not sponsored by the Company, the representations in this paragraph (n) of Section 1 are made to the best knowledge and belief of the Company.

                  (q) The Company has no knowledge of any actionable violation by the Company or any of its subsidiaries of any federal, state or local law relating to employment and employment practices, discrimination in the hiring, promotion or pay of employees, or any applicable wage or hour laws, which, individually or in the aggregate,

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         would result in a material adverse effect on the Company and its subsidiaries, considered as one enterprise. There is (i) no material unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company before the National Labor Relations Board or any state or local labor relations board, nor are any material grievance or arbitration proceedings arising under any collective bargaining agreement pending or, to the knowledge of the Company, threatened against the Company, (ii) no labor strike, dispute, slowdown or stoppage ("Labor Dispute") in which the Company is involved, nor, to the knowledge of the Company, is any Labor Dispute imminent, other than routine disciplinary and grievance matters, and
         (iii) except as disclosed in or contemplated by the Offering Memorandum, no question concerning union representation within the meaning of the National Labor Relations Act existing with respect to the employees of the Company and, to the knowledge of the Company, no union organizing activities are taking place by employees of the Company or any of its subsidiaries, which, with respect to any matter specified in clauses (i), (ii) or (iii) above, whether considered singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  (r) KPMG LLP, who reported upon the audited financial statements and related notes included or incorporated by reference in the Offering Memorandum, is an independent public accountant with respect to the Company in accordance with the provisions of the Securities Act and the rules and regulations of the Commission thereunder.

                  (s) The financial statements, together with the related notes and schedules thereto, included or incorporated by reference in the Offering Memorandum present fairly in all material respects the consolidated financial position, results of operations and cash flow of the Company and its subsidiaries at the respective dates and for the respective periods to which they apply; such statements and related notes and schedules thereto have been prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum in all material respects, present fairly the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and, to the extent that such information is set forth in or has been derived from the financial statements and accounting books and records of the Company, have been prepared on a basis consistent with such financial statements and the books and records of the Company.

                  (t) Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein or contemplated thereby, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) any transaction or agreement entered into by the Company, whether or not arising in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, (iii) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, except for regular periodic dividends on its capital stock or

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         on the preferred securities of its subsidiary trust, or (iv) any change in the capital stock or long-term debt of the Company or any of its subsidiaries, except for the issuance of the Company's common stock upon the conversion of the Company's Series B Cumulative Convertible Preferred Stock or upon conversion of the preferred securities of the Company's subsidiary trust, or the issuance of capital stock, options and other securities under existing officer, director or employee benefit plans or upon the exercise of options issued under existing or prior officer, director or employee benefit plans, or the purchase by the Company or any of its subsidiaries of the Company's common stock in connection with its Thrift and Stock Plan in accordance with past practice, and except for changes in long-term debt in the ordinary course of business.

                  (u) The Company and the Significant Subsidiaries each owns, possesses or has obtained all governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and the Company has not received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations, except in each case for such licenses, permits, certificates, consents, orders, approvals and other authorizations or revocations or modifications thereof which would not have a material adverse effect on the Company and its subsidiaries considered as one enterprise. Each of the Company and the Significant Subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Offering Memorandum, except where the failure to be in compliance would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  (v) The Company is not and, after giving effect to the offering and the sale of the Securities, will not be an "investment company" or a company controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (w) Except as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, considered as one enterprise, and except as otherwise set forth in or contemplated by the Offering Memorandum, (i) none of the Company or any of its subsidiaries is in violation of any federal, state or local laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("Materials of Environmental Concern"), or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with, or lack of, any permits or other environmental authorizations, and (ii) (A) none of the Company or any of its subsidiaries has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and there are no circumstances, either past, present or that are reasonably foreseeable, that could reasonably be expected to lead to any such violation in the future, (B) there is no pending or, to the knowledge of the Company, threatened claim, action,

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         investigation or notice (written or oral) by any person or entity alleging potential liability for investigatory, cleanup, or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (x) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or any of its subsidiaries now or in the past, or (y) circumstances forming the basis of any violation or potential violation, of any Environmental Law (collectively, "Environmental Claims"), and (C) there are no past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any Environmental Claim against the Company or any of its subsidiaries or against any person or entity for whose acts or omissions the Company or any of its subsidiaries is or may reasonably be expected to be liable, either contractually or by operation of law. In the ordinary course of business, the Company and/or certain of its subsidiaries, as appropriate, have conducted environmental investigations of, and have reviewed reasonably available information regarding, the business, properties and operations of the Company and its subsidiaries, and of other properties within the vicinity of their business, properties and operations, as appropriate for the circumstances of each such property and operation; on the basis of such reviews and investigations, the Company has reasonably concluded that, except as disclosed or contemplated by the Offering Memorandum, any costs and liabilities associated with such matters would not have, singly or in the aggregate, a material adverse effect on the Company and its subsidiaries, considered as one enterprise, or otherwise require disclosure in the Offering Memorandum.

                  (x) No person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the issue and sale of the Securities or the filing of a registration statement in connection with the Exchange Offer.

                  (y) The Company and each of the Significant Subsidiaries have timely filed (or have had timely filed on their behalf) all material Tax returns required by applicable law to be filed by them prior to the date hereof (taking into account any properly granted extensions of time to file any Tax returns), and all such Tax returns are true, complete, and correct in all material respects. Except as otherwise stated or described in the Offering Memorandum, the Company and each of the Significant Subsidiaries have paid (or have had paid on their behalf) all material Taxes (as defined below) due or claimed to be due from the Company, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings. Other than Tax items relating to proposed assessments or Audits (as defined below) which have been disclosed to counsel for the Initial Purchasers or which are set forth or described in the Offering Memorandum, there are no other Tax items that are currently under examination by any Tax Authority (as defined below) or, to the best knowledge of the Company, that could result in a proposed deficiency if examined by a Tax Authority in respect of which there is a reasonable possibility of a determination that would be adverse to the Company and that would have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  For purposes of this paragraph (w) of Section 1:

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                           "Taxes" shall mean all federal, state, local and
                  foreign taxes, and other assessments of a similar nature, whether imposed directly or through withholding, including any interest, additions to tax or penalties applicable thereto.

                           "Audit" shall mean any audit, assessment of Taxes,
                  other examination by any tax authority, proceeding or appeal of such proceeding relating to Taxes.

                           "Tax Authority" means the Internal Revenue Service
                  and any other domestic or foreign governmental authority responsible for the administration of any Taxes.

                  (z) None of the Company or any of the Significant Subsidiaries has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

                  (aa) Any certificate signed by any officer of the Company and delivered to you or your counsel on or after the date of this Purchase Agreement shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

                  (bb) When the Securities are issued and delivered pursuant to this Purchase Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

                  (cc) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

                  (dd) It is not necessary, in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under this Purchase Agreement or in connection with the offer, initial resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Purchase Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act, assuming that the Initial Purchasers have not and will not breach Section 3 of this Purchase Agreement.

                  (ee) Assuming compliance with the representations made by the Initial Purchasers in Section 3 hereof, (i) neither the Company nor any person acting on its behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and (ii) the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902.

                  (ff) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Initial Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Representatives), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Purchase Agreement as transactions exempt from the registration provisions of the Securities Act.

                  (gg) There is and has been no failure on the part of the Company or, to the knowledge of the Company, and any of the Company's directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act") that are currently effective, including Section 402 related to loans and Sections 302 and 906 related to certifications, other than any such failure that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

         2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 96.654% of the principal amount thereof, plus accrued interest, if any, from April 30, 2004 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Initial Purchaser in Schedule I hereto.

         3. Upon the authorization by you of the release of the Securities, the several Initial Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Purchase Agreement and the Offering Memorandum and each Initial Purchaser hereby represents and warrants to, and agrees with the Company that:

                  (a) It will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A; or (ii) in the case of offers or sales outside the United States, to persons other than U.S. persons ("Non-U.S. Persons," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance on Regulation S;

                  (b) It is an "Accredited Investor" of the sort specified in clauses (1), (2), (3) or (7) in Rule 501 (a) of Regulation D under the Securities Act;

                  (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act;

                  (d) Each Initial Purchaser understands that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser severally represents and agrees that, except as permitted by Section 4(a) above, it has offered and sold the Securities and will offer and sell the Securities (i) as part of its distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and the Time of Delivery, only in accordance with Rule 903 of Regulation S. Accordingly, neither the Initial Purchasers, their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities sold hereunder pursuant to Regulation S, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases such Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                           "The securities covered hereby have not been
                  registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the final closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

                  (e) It has not offered or sold and, prior to the expiry of a period of six months from the Time of Delivery, will not offer or sell any Securities included in this offering to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

                  (f) It has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any

         Securities included in this offering in circumstances in which section 21(1) of the FSMA does not apply to us; and

                  (g) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities included in this offering in, from or otherwise involving the United Kingdom.

                  4. (a) The Securities to be purchased by each Initial Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to the Representatives. for the account of each Initial Purchaser, against payment by or on behalf of such Initial Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of the Representatives. at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on April 30, 2004 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

                  (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Initial Purchasers pursuant to Section 7 hereof, will be delivered at such time and date at the offices of Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5.       The Company agrees with each of the Initial Purchasers:

                  (a) The Company will not amend or supplement the Offering Memorandum without the prior written consent of the Representatives, which consent shall not be unreasonably withheld;

                  (b) The Company will cooperate with the Initial Purchasers in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Initial Purchasers may reasonably have designated in writing and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Securities;

                  (c) To furnish the Initial Purchasers with copies of the Offering Memorandum and each amendment or supplement thereto and additional written and electronic copies thereof in such quantities as you may from time to time reasonably request. If at any time prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of counsel to the Representatives, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend or supplement the Offering Memorandum to comply with applicable law, the Company promptly will prepare an appropriate amendment or supplement to the Offering Memorandum so that the Offering Memorandum as so amended or supplemented will not contain statements that, in light of the circumstances under which they were made, are misleading, or so that the Offering Memorandum will comply with applicable law. We will prepare and furnish without charge to each Initial Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or affect such compliance;

                  (d) During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and the Registration Rights Agreement, any securities of the Company that are substantially similar to the Securities;

                  (e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

                  (f)      At any time when the Company is not subject to
         Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4) of Rule 144A under the Securities Act;

                  (g) If not otherwise available on the Commission's Electronic Data Gathering, Analysis, and Retrieval ("EDGAR") system, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), to make available consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                  (h) During a period of one year from the date of the Offering Memorandum, to furnish to you, if not available on EDGAR or the Company's website, copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Company is listed; and to the extent consistent with Regulation FD under the Securities Act and to the extent that such additional information has been made available to the stockholders of the Company, such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                  (i) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

                  (j) The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company and, if necessary, Euroclear and Clearstream Banking and Euroclear Bank S.A./N.V.;

                  (k) To use the net proceeds received by it from the sale of the Securities pursuant to this Purchase Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds".

         6. The Company covenants and agrees with the several Initial Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Initial Purchasers and dealers;
(ii) the cost of printing or producing any agreement among the Initial Purchasers, this Purchase Agreement, the Indenture, the Registration Rights Agreement, the blue sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the Exchange Securities for offering and sale under state securities laws as provided in
Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the blue sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities and the Exchange Securities; (v) the cost of preparing the Securities and the Exchange Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL; and (viii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Initial Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct in all material respects, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed in all material respects, and the following additional conditions:

                  (a) Mayer, Brown, Rowe & Maw LLP, counsel for the Initial Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, in form and substance reasonably satisfactory to the Initial Purchasers, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (b) Skadden, Arps, Slate, Meager & Flow LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you and in substantially the form attached hereto as Annex A, and the Company's General Counsel shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you and in substantially the form attached hereto as Annex B;

                  (c) On the date of the Offering Memorandum prior to the execution of this Purchase Agreement and also at the Time of Delivery, KPMG LLP shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives of the type described in AICPA Statement on Auditing Standards No. 72;

                  (d) (i) Since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, except as otherwise set forth in or contemplated by the Offering Memorandum, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, from that described in the Offering Memorandum, (ii) since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum and except as contemplated therein there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the capital stock or the long-term debt of the Company from that set forth in the Offering Memorandum, (iii) the Company shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in or contemplated by the Offering Memorandum and (iv) since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i), (ii), (iii) or (iv), is in the judgment of the Representatives so material and adverse as to make it impracticable or in inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Purchase Agreement and in the Offering Memorandum;

                  (e) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

                  (f) At the Time of Delivery, the Securities shall have a rating of at least Baa3 from Moody's Investors Service, Inc. and at least BBB- from Standard & Poor's Corporation as evidenced in writing from such rating agencies or by other evidence reasonably satisfactory to the Representatives; and

                  (g) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy in all material respects of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company in all material respects of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (d) and (e) of this Section and as to such other matters as you may reasonably request.

         If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Purchase Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Purchase Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers, this Purchase Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Time of Delivery by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

         8. (a) The Company will indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any

         Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through either of the Representatives expressly for use therein.

                  (b) Each Initial Purchaser will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchasers, in each case as set forth in the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act; and the obligations of the Initial Purchasers under this Section 8 shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

         9.       (a)      If any Purchaser shall default in its obligation to
         purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Memorandum which may thereby be made necessary. The term "Purchaser" as used in this Purchase Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Purchase Agreement with respect to such Securities.

                  (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection
         (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Purchase Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

         10. This Agreement may be terminated at, or at any time prior to, the Time of Delivery by the Representatives with written notice to the Company, if any of the following has occurred: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (b) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (c) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (d) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other crisis or calamity, if the effect of any such event specified in this clause (d) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum; or (e) the occurrence of any material adverse change in the existing, financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Representatives, would materially and adversely affect the financial markets or the markets for the Securities and other debt securities.

         11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Initial Purchasers, as set forth in this Purchase Agreement or made by or on behalf of them, respectively, pursuant to this Purchase Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Initial Purchaser or any controlling person of any Initial Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

         12.      If this Purchase Agreement shall be terminated pursuant to
Section 9 or Section 10(a), (c), (d) or (e) hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including the reasonable fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

         13. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by either Citigroup Global Markets Inc. or Morgan Stanley & Co. Incorporated.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Initial Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of both Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013,
Attention: Registration Department, and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10005, Attention: General Counsel; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention:
Assistant Secretary, with a copy to the General Counsel at the same address.

         14. This Purchase Agreement shall be binding upon, and inure solely to the benefit of, the Initial Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Initial Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Purchase Agreement. No purchaser of any of the Securities from any Initial Purchaser shall be deemed a successor or assign by reason merely of such purchase.

         15.      Time shall be of the essence of this Purchase Agreement.

         16. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         17. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         18. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Purchasers imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Initial Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Initial Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof (other than yourselves).

                                          Very truly yours,

                                          CNF INC.

                                          By:___________________________________
                                          Name: Mark C. Thickpenny
                                          Title: Vice President and Treasurer

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.
MORGAN STANLEY & CO. INCORPORATED

BY:   CITIGROUP GLOBAL MARKETS INC.

By:________________________
Name: Stephen H. Woo
Title: Vice President

                                   SCHEDULE I

                                                    Principal Amount of Firm
         Initial Purchasers                        Securities to be Purchased
         ------------------                        --------------------------
Citigroup Capital Markets Inc...................... US   $  135,000,000

Morgan Stanley & Co. Incorporated..................      $  135,000,000

ABN AMRO Incorporated..............................      $    7,500,000

Banc of America Securities LLC.....................      $    7,500,000

J.P. Morgan Securities Inc.........................      $    7,500,000

PNC Capital Markets, Inc...........................      $    7,500,000

         Total....................................  U.S. $  300,000,000
                                                         ==============